Exhibit 10.1

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of August 26, 2021, and is made by and among AmeriServ Financial, Inc. (“Company”), and the noteholder identified on the signature page hereto (the “Noteholder”).  Holders of the Subordinated Notes may be individually referred to herein as a “Noteholder” and collectively as the “Noteholders.”  Capitalized terms that are not otherwise defined shall have the meanings set forth in Section 1 hereof.

RECITALS

WHEREAS, Company is a Pennsylvania corporation and registered bank holding company, and the parent company of AmeriServ Financial Bank (the “Bank”), a Pennsylvania chartered bank;

WHEREAS, Company wishes to sell unsecured subordinated notes up to $27,000,000.00 in aggregate principal amount in substantially the form attached to this Agreement as Exhibit A (individually, a “Subordinated Note” and collectively, the “Subordinated Notes”), which aggregate amount is intended to qualify as Tier 2 Capital;

WHEREAS, Company has engaged PNC FIG Advisory and Griffin Financial Group LLC, as its joint exclusive placement agents (“Placement Agents”) for the offering of the Subordinated Notes;

WHEREAS, Company and each Noteholder is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act;

WHEREAS, each of the Noteholders is an “accredited investor” as such term is defined in parts (1), (2), (3) or (7) of Rule 501(a) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or a “qualified institutional buyer” as such term is defined under the Securities Act (“QIB”);

WHEREAS, each Noteholder, severally and not jointly, wishes to purchase from Company a Subordinated Note in the principal amount set forth on such Noteholder’s signature page to the Subordinated Note Purchase Agreement by and between Company and such Noteholder (the “Subordinated Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.DEFINITIONS.

1.1.  Defined Terms.  The following capitalized terms generally used in this Agreement and in the Subordinated Notes have the meanings herein defined or referenced below.  Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with such Person and their respective Affiliates.  The term “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Subordinated Note represented by a global certificate, the rules and procedures of DTC that apply to such transfer or exchange.

“Anti-Money Laundering Laws” has the meaning set forth in Section 4.6.7.

“Bank” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the Commonwealth of Pennsylvania are permitted or required by any applicable law or executive order to close.

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” means August 26, 2021.

“Company” has the meaning set forth in the preamble hereto and shall include any successor to Company by merger.

“Company Covered Person” has the meaning set forth in Section 4.2.4.

“Company’s Liabilities” means Company’s obligations under this Agreement and the Subordinated Notes.

“Company’s Reports” means Company’s annual, quarterly and other reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed or furnished by Company with the SEC under the Securities Act, Exchange Act, or the regulations thereunder, in each case since January 1, 2021.

“Condition or Release” means any presence, use, storage, transportation, discharge, disposal, or release of any Hazardous Materials.

“Disbursement” has the meaning set forth in Section 3.1.

“Disqualification Event” has the meaning set forth in Section 4.2.4.

“DTC” means the Depository Trust Company.

“Economic Sanctions” has the meaning set forth in Section 4.6.8.3.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants, options or other rights to purchase any of the foregoing.

“Event of Default” has the meaning set forth in the Subordinated Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Global Note” has the meaning set forth in Section 3.1

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency with jurisdiction over Company or the Bank.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Government Lists” has the meaning set forth in Section 4.6.8.1.

“Hazardous Materials” means oil, flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, and toxic or hazardous substances, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws.

“Hazardous Materials Laws” mean any laws, regulations, permits or licenses pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended

(including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state laws, orders and regulations.

“Indebtedness” means and includes: (i) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of Company or any Subsidiary of Company; and (ii) all obligations secured by any lien in property owned by Company whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of business of Company or any Subsidiary of Company (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by Company and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial position, results of operations, or business of such Person, or (ii) would materially impair the ability of any Person to perform its respective obligations under this Agreement or the Subordinated Notes, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to Company or the Noteholders, (4) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, declarations of any national or global epidemic, pandemic or disease outbreak (including the COVID-19 virus), or the material worsening of such conditions threatened or existing as of the date of this Agreement, (5) direct effects of compliance with this Agreement on the operating performance of Company or Noteholders, including expenses incurred by Company or the Noteholders in consummating the transactions contemplated by this Agreement, and (6) the effects of any action or omission taken by Company with the prior written consent of the Noteholders, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Notes.

“Maturity Date” means September 1, 2031.

“Noteholder” or “Noteholders” has the meaning set forth in the preamble hereto.

“OFAC” has the meaning set forth in Section 4.6.8.1.

“Paying Agent” means UMB Bank, N.A., as paying agent and registrar under the Paying Agent Agreement, or any successor in accordance with the applicable provisions of the Paying Agent Agreement.

“Paying Agent Agreement” means the Paying Agency and Registrar Agreement, dated as of August 24, 2021, between the Company and UMB Bank, N.A., as payment agent and registrar, as amended, modified or restated from time to time.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Placement Agents” has the meaning set forth in the Recitals.

“Property” means any real property owned or leased by Company or any Subsidiary of Company.

“QIB” has the meaning set forth in the Recitals.

“Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to Company, the Bank, or any of their Subsidiaries.

“SEC” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Secondary Market Transaction” has the meaning set forth in Section 5.7.

“Settlement Agent” means UMB Bank, N.A., as settlement agent under the Settlement Agent Agreement, or any successor in accordance with the applicable provisions of the Settlement Agent Agreement.

“Settlement Agent Agreement” means the Settlement Agent Services Agreement, dated as of August 24, 2021, between the Company and UMB Bank, N.A., as settlement agent, as amended, modified or restated from time to time.

“Subordinated Note” or “Subordinated Notes” has the meaning set forth in the Recitals, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

“Subordinated Note Amount” has the meaning set forth in the Recitals.

“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217, as amended, modified and supplemented and in effect from time to time or any replacement thereof, without giving effect to the applicability to the Company of the Small Bank Holding Company and Savings and Loan Holding Company Policy Statement, as set forth at 12 C.F.R. Part 225, Appendix C, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“Transaction Documents” has the meaning set forth in Section 3.3.1.

“USA PATRIOT Act” has the meaning set forth in Section 4.6.7.

1.2.  Interpretations.  The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined.  The words “hereof,” “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.”  All references to time of day herein are references to Eastern Time unless otherwise specifically provided.  All references to the Agreement, Settlement Agent Agreement and Subordinated Notes shall be deemed to be to such documents as amended, modified or restated from time to time.  With respect to any reference in this Agreement to any defined term, (a) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (b) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension or other modification thereof.

1.3.  Exhibits Incorporated.  All Exhibits attached are hereby incorporated into this Agreement.

2.SUBORDINATED DEBT.

2.1.  General Matters.

2.1.1.  Certain Term.  Subject to the terms and conditions herein contained, Company agrees to issue and sell to the Noteholders, and the Noteholders agree, severally and not jointly, to purchase from Company, a Subordinated Note in an amount equal to the Subordinated Note Amount on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement and the Subordinated Notes.  The Subordinated Note Amount shall be disbursed in accordance with Section 3.1.  The Subordinated Notes shall bear interest per annum as set forth in the Subordinated Notes.  The unpaid principal balance of the Subordinated Notes plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (i) acceleration by the Noteholders in accordance with the terms of the Subordinated Notes or (ii) Company’s delivery of a notice of redemption or repayment in accordance with the terms of the Subordinated Notes.

2.1.2.  Subordination.  The Subordinated Notes shall be subordinated in accordance with the subordination provisions set forth therein.

2.2.  Maturity Date.  On the Maturity Date, all sums due and owing under this Agreement and the Subordinated Notes shall be repaid in full.  Company acknowledges and agrees that each Noteholder has not made any commitments, either express or implied, to extend the terms of the Subordinated Notes past their Maturity Date, and shall not extend such terms beyond the Maturity Date unless Company and the Noteholders hereafter specifically otherwise agree in writing in their sole and absolute discretion.

2.3.  Unsecured Obligations.  The obligations of Company to the Noteholders under the Subordinated Notes shall be unsecured.

2.4.  The Closing.  The execution and delivery of this Agreement and Subordinated Notes (the “Closing”) shall occur at the offices of Company at 10:00 a.m. (local time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.

2.5.  Payments.

2.5.1.  Company agrees that matters concerning prepayments, payments and application of payments shall be as set forth in this Agreement and in the Subordinated Notes.

2.5.2.  Company, with prior written notice to the Noteholders, shall have the right to appoint a payment agent in order to make any payments due pursuant to this Agreement and in the Subordinated Notes.

2.6.  Right of Offset.  Noteholders hereby expressly waive any right of offset they may have against Company.

2.7.  Use of Proceeds.  Company shall use the net proceeds from the sale of Subordinated Notes for general corporate purposes and redemption of existing debt.

3.DISBURSEMENT.

3.1.  Disbursement.  On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by Company or waived by the Noteholder and Company has executed and delivered to each of the Noteholders a Subordinated Note Purchase Agreement and such Noteholder’s Subordinated Note and any other documents required by in Section 3.2.1 in form and substance reasonably satisfactory to the Noteholders, each Noteholder shall disburse to Company in immediately available funds the Subordinated Note Amount set forth on each Noteholder’s respective signature page to the Subordinated Note Purchase Agreements by and between Company and each Noteholder to the Company in exchange for (a) a Subordinated Note with a principal amount equal to such Subordinated Note Amount or (b) an electronic securities entitlement through the facilities of DTC in accordance with the Applicable Procedures in the Subordinated Note with a principal amount equal to such Subordinated Note Amount, as applicable (the ”Disbursement”).  The Company will deliver (i) to the Settlement Agent, a global certificate representing the Subordinated Note (the ”Global Note”) registered in the name of Cede & Co., as a nominee for DTC, (ii) to each applicable Noteholder of the Subordinated Notes not represented by the Global Note, such Noteholder’s Subordinated Note in definitive form (or evidence of the same with the original to be delivered by Company by overnight delivery on the next Business Day in accordance with the delivery instructions of the Noteholder), and (iii) to the Paying Agent, a list of Noteholders receiving the Subordinated Notes in the Disbursement under clause (ii) above.

3.2.  Conditions Precedent to Disbursement.  In conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations and warranties made by Company herein, prior to and as a condition of the Disbursement, Company shall deliver or cause to be delivered to each Noteholder (or, with respect to the Settlement Agent Agreement, the Settlement Agent, and with respect to the opinions of counsel, the Placement Agents) or otherwise satisfy each of the following:

3.2.1.  Transaction Documents.  This Agreement, the Settlement Agent Agreement, the Global Note, and a Subordinated Note, as applicable (the “Transaction Documents”).

3.2.2.  Officer’s Certificate.  A certificate of an officer of Company certifying: (i) Company’s Articles of Incorporation, as amended, as in effect at the time of the Closing; (ii) Company’s Bylaws, as amended, as in effect at the time of the Closing; (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby; and (iv) a certificate of subsistence of Company issued by the Secretary of State of the Commonwealth of Pennsylvania, dated a recent date before the date of the Closing.

3.2.3.  Incumbency Certificate.  An incumbency certificate of the Secretary of Company certifying the names of the officer or officers of Company authorized to sign this Agreement, the Subordinated Notes and the other documents provided for in this Agreement, together with a sample of the true signature of each such officer.  Noteholders may conclusively rely on such certificate until formally advised by a like certificate of any changes therein.

3.2.4.  Legal Opinion.  A legal opinion of Company’s counsel, dated as of the Closing Date, substantially on the form set forth in Exhibit B attached hereto and addressed to the

Noteholders and the Placement Agents.

3.2.5.  Other Documents.  Such other certificates, affidavits, schedules, resolutions, opinions, notes and/or other documents which are provided for hereunder or as the Noteholders and the Placement Agents may reasonably request.

3.3.  Conditions to Company’s Obligation.

3.3.1.  With respect to a given Noteholder, the obligation of Company to consummate the sale of the Subordinated Notes and to effect the Closing is subject to delivery by or at the direction of such Noteholder to Company (or written waiver of such delivery by Company prior to the Closing) of this Agreement, duly authorized and executed by such Noteholder.

3.3.2.  Since the date of this Agreement, there shall not have been any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or the Bank or the transactions contemplated by this Agreement, by any Governmental Agency which imposes any restriction or condition that the Company determines, in its reasonable good faith judgment, is materially and unreasonably burdensome on the Company’s business or would materially reduce the economic benefits of the transactions contemplated by this Agreement to the Company or the Bank to such a degree that the Company would not have entered into this Agreement had such condition or restriction been known to it on the date hereof.

3.3.3.  The representations and warranties made by that Noteholder contained herein shall have been true and correct as of the date of this Agreement, and shall be true and correct on the Closing Date, except where the failure to be so true and correct (without regard to any materiality qualifications contained therein) would not materially adversely affect the ability of the Noteholder to perform Noteholder’s obligations hereunder (except for any such representation or warranty that is made only as of a specific date, in which case as of such specific date).

3.3.4.  All covenants and agreements contained in this Agreement to be performed by that Noteholder on or prior to the Closing Date shall have been performed or complied with in all material respects.

4.REPRESENTATIONS AND WARRANTIES OF COMPANY.

Company hereby represents and warrants to the Noteholders as follows:

4.1.  Organization and Authority.

4.1.1.  Organization Matters.

4.1.1.1. Company is presently subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.  Company has full corporate power and authority to carry on its business as now conducted.  Company is duly licensed or qualified to do business in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to so qualify would not result in a Material Adverse Effect.  The Articles of Incorporation

and the Bylaws of Company, each as amended, copies of which have been made available to the Noteholders, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

4.1.1.2. The Bank is a Pennsylvania chartered bank.  The deposit accounts of the Bank are insured by the FDIC to the fullest extent permitted by law.  Neither Company nor the Bank has received any notice or other information indicating that the Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of the Bank as an FDIC-insured institution.

4.1.2.  Subsidiaries.  Each Subsidiary of Company is validly existing and in good standing under the laws of its jurisdiction of organization, and each Subsidiary has all requisite power and authority, corporate or otherwise, and possesses all material licenses necessary, to conduct its business and own its properties as presently conducted.

4.1.3.  Capital Stock and Related Matters.  All of the outstanding capital stock of Company has been duly authorized and validly issued and is fully paid and non-assessable.  There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Company or obligating Company to grant, extend or enter into any such agreement or commitment to any Person other than Company, except pursuant to employment arrangements, agreements or understandings, Company’s equity incentive plans adopted by Company’s Board of Directors, or as otherwise disclosed in Company’s Reports.

4.2.  No Impediment to Transactions.

4.2.1.  Transaction is Legal and Authorized.  The issuance of the Subordinated Notes, the borrowing of the Subordinated Note Amount, the execution of this Agreement and the Subordinated Notes, and the performance by Company of its obligations under this Agreement and the Subordinated Notes are within the corporate and other powers of Company.  This Agreement, Settlement Agent Agreement, the Paying Agent Agreement, and the Subordinated Notes have been duly authorized, executed and delivered, and, assuming due authorization, execution and delivery by the other parties thereto, are the legal, valid and binding obligations of Company, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity).

4.2.2.  No Defaults or Restrictions.  Neither the execution and delivery of this Agreement or the Subordinated Notes nor compliance with their terms and conditions will (a) violate, conflict with or result in a breach of, or constitute a default under: (i) the Articles of Incorporation or the Bylaws of Company or any Subsidiary of Company, in each case, as amended; (ii) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which Company or any Subsidiary of Company is now a party or by which any of them or any of their properties may be bound or affected; (iii) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency; or (iv) any statute, rule or regulation applicable to Company, except, in the case of items (ii), (iii) or (iv), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company, or (b) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Company or any Subsidiary of Company. None of Company or any Subsidiary of Company is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or other agreement or instrument to which Company or any Subsidiary of Company is a party or by which Company or any such Subsidiary or their respective properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company.

4.2.3.  Subordinated Notes.  The Subordinated Notes have been duly authorized by Company and when executed by Company and issued and delivered to the Noteholders and paid for by the Noteholders as provided in this Agreement, will constitute the legal, valid and binding obligation of Company, enforceable against Company in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, receivership, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or (b) rules of law governing specific performance, injunctive relief, or other equitable principles or by other general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

4.2.4.  Exemption from Registration.  Neither Company, nor any of its Subsidiaries or its Affiliates, or any Person (including, to Company’s knowledge, the Placement Agents) acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Subordinated Notes.  Assuming the accuracy of the representations and warranties of each Noteholder set forth in this Agreement, the Subordinated Notes will be issued in a transaction exempt from the registration requirements of the Securities Act.  No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to Company or, to Company’s knowledge, any Person described in Rule 506(d)(1) (each, a “Company Covered Person”).  Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event.  Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

4.2.5.  No Defaults or Restrictions.  Neither the execution and delivery of the Transaction Documents by Company nor its compliance with their terms and conditions will (whether with or without the giving of notice or lapse of time or both) (a) violate, conflict with, or result in a breach of, or constitute a default under: (i) the Articles of Incorporation or Bylaws of Company; (ii) any of the terms, obligations, covenants, conditions, or provisions of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan, or credit agreement, or any other agreement or instrument to which Company or any of its Subsidiaries is now a party or by which any of Company’s or Subsidiary’s properties may be bound or affected; (iii) any judgment, order, writ, injunction, decree, or demand of any court, arbitrator, grand jury, or Governmental Agency specifically directed to Company; or (iv) any statute, rule, or regulation applicable to Company, except, in the case of items (ii), (iii), or (iv), for such violations, conflicts, breaches, or defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company, or (b) result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any property or asset of Company or any of its Subsidiaries.  Except for covenant breaches that have been waived, neither Company nor any of its Subsidiaries is in default in the performance, observance, or fulfillment of any of the terms, obligations, covenants, conditions, or provisions contained in any indenture or other agreement creating, evidencing, or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which Company or any of its Subsidiaries, as applicable, is a party or by which Company or any of its Subsidiaries, as applicable, or any of Company’s or Subsidiary’s properties may be bound or affected, except, in each case, such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company.

4.2.6.  Governmental Consent.  Other than those required under the securities or blue sky laws of the various states, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Company that have not been obtained, and no registrations or declarations are required to be filed by Company that have not been filed in connection with, or, contemplation of the execution and delivery of, and performance under, this Agreement and the Subordinated Notes.

4.3.  Possession of Licenses and Permits.  Company and each of its Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by it, except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect on Company; each of Company and its Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect on Company; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on Company; and neither Company nor any Subsidiary of Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

4.4.  Financial Condition.

4.4.1.  Company Financial Statements.  The consolidated financial statements of Company included in Company’s Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Company; (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of Company, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount); (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto and Regulation S-X promulgated under the Securities Act. The books and records of Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.  Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Company contained in Company’s Reports for Company’s most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.

4.4.2.  Absence of Default.  Since the date of the latest audited financial statements included in Company’s Reports, no event has occurred that either of itself or with the lapse of time or the giving of notice or both, would give any creditor of Company the right to accelerate the maturity of any material Indebtedness of Company.  Company is not in default under any other lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which could reasonably be expected to result in a Material Adverse Effect on Company.

4.4.3.  Solvency.  After giving effect to the consummation of the transactions contemplated by this Agreement, Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature.  No transfer of property is being made and no indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Company or any Subsidiary of Company.

4.4.4.  Ownership of Property.  Company and each of its Subsidiaries has good and marketable title to all real property owned by it and good title to all other assets and properties owned by it in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in Company’s Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests, or pledges, except (i) those items that secure liabilities for public or statutory obligations or any discount with, borrowing from, or other obligations to the Federal Home Loan Bank, inter-bank credit facilities, reverse repurchase agreements, or any transaction by the Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or that are being contested in good faith, (iii) pledges to secure deposits and other liens incurred in the ordinary course of its business, and (iv) such as do not, individually or in the aggregate, materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by Company or any of its Subsidiaries.  Company and each of its Subsidiaries, as lessee, has the right under valid and existing leases of real and personal properties that are material to Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it.  Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in Company’s Reports.

4.4.5.  Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between Company and an unconsolidated or other affiliated entity that is not reflected in Company’s Reports.

4.5.  No Material Adverse Change.  Since the date of the latest audited financial statements included in Company’s SEC Reports, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect on Company or any Subsidiary of Company.  Since December 31, 2020 and through (and including) the date of this Agreement, no changes in the senior management teams of the Company or the Bank have occurred or are currently contemplated.

4.6.  Legal Matters.

4.6.1.  Compliance with Law.  Company and each of its Subsidiaries (i) have complied with and (ii) to Company’s knowledge, are not under investigation with respect to, and have not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on Company or any such Subsidiary.

4.6.2.  Regulatory Enforcement Actions.  None of Company, any Subsidiary of Company, or any of their respective officers or directors is now operating under any restrictions, agreements, memoranda, or commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to Company’s knowledge, (a) any such restrictions threatened or (b) any agreements, memoranda or commitments being sought by any Governmental Agency.

4.6.3.  Pending Litigation.  There are no material actions, suits, proceedings or written agreements pending, or, to Company’s knowledge, threatened or proposed, against Company or any Subsidiary of Company at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to affect the issuance or payment of the Subordinated Notes; and none of Company or any Subsidiary of Company is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, will have a Material Adverse Effect on the Company.

4.6.4.  Environmental.  Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company: (i) no Property is or, to Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal or transportation of any Hazardous Materials, and neither Company nor any Subsidiary of Company has engaged in such activities; (ii) each Property, and Company and each such Subsidiary, are in compliance with all Hazardous Materials Laws; and (iii) there are no claims or actions pending or, to Company’s knowledge, threatened against Company or any such Subsidiary or any Property by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.

4.6.5.  Brokerage Commissions.  Neither Company nor any Subsidiary of Company is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement except to the Placement Agents.

4.6.6.  No Registration.  Assuming that the representations of the Noteholders contained in this Agreement are true and correct, it is not necessary in connection with the offer, sale and delivery of the Subordinated Notes to each Noteholder to register the Subordinated Notes under the Securities Act.

4.6.7.  Anti-Money Laundering.  Company and its Subsidiaries are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, including as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “USA PATRIOT Act”) and the rules and regulations thereunder and any other applicable anti-money laundering statute, rule, or regulation (the “Anti-Money Laundering Laws”). Company and its Subsidiaries have established compliance programs to ensure compliance with the requirements of the Anti-Money Laundering Laws.  There is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of Company and its Subsidiaries, threatened regarding the compliance by Company and its Subsidiaries with any applicable anti-money laundering statue, rule or regulation.

4.6.8.  Compliance with Economic Sanctions.

4.6.8.1.  Neither the Company nor any of its Subsidiaries is acting or has acted at any time, directly or indirectly, on behalf of any persons or entities whose name appears on the Annex to the Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or are included on any relevant lists maintained by the Office of Foreign Assets Control (“OFAC”) of U.S. Department of Treasury, including the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, and the Sectoral Sanctions Identifications List, and any similar list maintained by the U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time (such lists, collectively, the “Government Lists”).

4.6.8.2.  Neither the Company nor any of its Subsidiaries engages, or has engaged, in business activities or transactions with or for the benefit of any persons or countries subject to any sanctions administered by OFAC, including any persons in Cuba, Iran, Sudan, Syria or North Korea, or any person on any relevant lists maintained by OFAC, the U.S. Department of State or other U.S. government agencies, including the Government Lists.

4.6.8.3.  The operations of the Company and its Subsidiaries are not in contravention of, and since January 1, 2014 have not violated, any applicable economic sanctions laws and any executive order or regulations issued pursuant to any such laws (collectively, “Economic Sanctions”).  No proceeding before any government authority involving the Company or its Subsidiaries with respect to Economic Sanctions is pending or, to the Company’s knowledge, is threatened, nor have there been any such proceedings within the past five years.

4.6.9.  Taxes.  Company and its Subsidiaries have filed all Tax Returns that they were required to file under applicable laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was filed.  All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations.  All Taxes due and owing by and Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of Company and which Company is contesting in good faith.

4.7.  Company Status.

4.7.1.  Investment Company Act.  Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.7.2.  Foreign Qualifications.  Each of Company and the Subsidiaries of Company is duly qualified as a foreign corporation to transact business and is each in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in any Material Adverse Effect on Company and the other Subsidiaries of Company, considered as one enterprise.

4.8.  Reporting Compliance.  Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.  Company’s Reports at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Exchange Act and did not and do not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

4.9.  No Misstatement.  No information, exhibit, report, schedule, or document, when viewed together as a whole, furnished by Company to the Noteholders in connection with the negotiation, execution, or performance of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except for any statement therein or omission therefrom that was corrected, amended, or supplemented or otherwise disclosed or updated in a subsequent exhibit, report, schedule, or document prior to the date hereof.

4.10.  Internal Control over Financial Reporting.  Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of Company’s most recent audited fiscal year, (y) Company has no knowledge of (i) any material weakness in Company’s internal control over financial reporting (whether or not remediated) or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls and (z) there has been no change in Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Company’s internal control over financial reporting.

4.11.  Disclosure Controls and Procedures.  Company and its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the Exchange Act), that (i) are designed to ensure that information required to be disclosed by Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that material information relating to Company and its Subsidiaries is made known to Company’s principal executive officer and principal financial officer by others within Company and its Subsidiaries to allow timely decisions regarding disclosure, and (ii) are effective in all material respects to perform the functions for which they were established. As of the date hereof, Company has no knowledge that would reasonably cause it to believe that the evaluation to be conducted of the effectiveness of Company’s disclosure controls and procedures for the most recently ended fiscal quarter period will result in a finding that such disclosure controls and procedures are ineffective for such quarter ended.  Based on the evaluation of Company’s and each Subsidiary’s disclosure controls and procedures described above, Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls. Since the most recent evaluation of Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

4.12.  Representations and Warranties Generally.  All representations, warranties, covenants and agreements made in this Agreement or in any certificate or other document delivered to the Noteholders by or on behalf of Company pursuant to or in connection with this Agreement shall be deemed to have been relied upon by the Noteholders and, furthermore, shall continue in full force and effect as long as there remains unperformed any obligations to the Noteholders hereunder or under the Subordinated Notes.

4.13.  Certificates of Officers.  The representations and warranties of Company set forth in this Agreement or in any certificate or other document delivered to the Noteholders by or on behalf of Company on or prior to the date hereof pursuant to or in connection with this Agreement are true and correct as of the date hereof.  None of the representations, warranties, covenants, and agreements of Company made in this Agreement or in any certificate or other document delivered to Noteholders on or prior to the date hereof by or on behalf of Company pursuant to or in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  Any certificate signed by a duly authorized representative of Company on its behalf and delivered to a Noteholder or to counsel for a Noteholder shall be deemed to be a representation and warranty by Company to such Noteholder as to the matters set forth therein except as otherwise specifically provided herein.

5.GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

Company hereby further covenants and agrees with each Noteholder as follows, for as long as there remains unperformed any obligations to the Noteholders hereunder or under the Subordinated Notes:

5.1.  Compliance with Transaction Documents.  Company shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations under this Agreement and the Subordinated Notes.

5.2.  Affiliate Transactions.  Company shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to enter into any transaction, including, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Company except in the ordinary course of business and pursuant to the reasonable requirements of Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate. Notwithstanding the foregoing, nothing herein shall restrict the Company from providing capital or financial support or serving as a source of strength to the Bank.

5.3.  Compliance with Laws.

5.3.1.  Generally.  Company shall comply and cause each Subsidiary of Company to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of their respective businesses and the ownership of their respective properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on Company or such Subsidiary.

5.3.2.  Regulated Activities.  Company shall not itself, nor shall it cause, permit or allow any Subsidiary of Company to engage in any business or activity that, to its knowledge, is not permitted by all applicable laws and regulations.

5.3.3.  Taxes.  Company shall, and shall cause each Subsidiary of Company to, promptly pay and discharge all taxes, assessments and other governmental charges imposed upon Company or any such Subsidiary or upon the income, profits, or property of Company or any such Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of Company or any such Subsidiary.  Notwithstanding the foregoing, none of Company or any Subsidiary of Company shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of Company and such other Subsidiary.

5.3.4.  Environmental Matters.  Except as would not, singly or in the aggregate,

reasonably be expected to result in a Material Adverse Effect on Company or any Subsidiary of Company, Company shall: (i) exercise, and cause each such Subsidiary to exercise, due diligence in order to comply in all material respects with all Hazardous Materials Laws; and (ii) promptly take any and all remedial action required of Company in connection with any Condition or Release or threatened Condition or Release on, under or about any Property in order to comply in all material respects with all applicable Hazardous Materials Laws; provided, however, that Company shall not be deemed to be in breach of the foregoing covenant if and to the extent it has not taken such remedial actions due to (x) its diligent pursuit of an available statutory or administrative exemption from compliance with the relevant Hazardous Materials Law from the appropriate Governmental Agency (and no material penalties for non-compliance with the relevant Hazardous Materials Law(s) shall accrue as a result of such non-compliance, without rebate or waiver if such exemption or waiver is granted), or (y) is actively and diligently contesting in good faith any Governmental Agency’s order, determination or decree with respect to the applicability or interpretation of any such relevant Hazardous Materials Law and/or the actions required under such laws or regulations in respect of such Condition or Release.  In the event Company or any other Subsidiary of Company undertakes any remedial action with respect to such Hazardous Material on, under or about any Property, Company or such Subsidiary shall conduct and complete such remedial action in compliance in all material respects with all applicable Hazardous Materials Laws and in accordance with the binding and applicable policies, orders and directives of all Governmental Agencies.

5.3.5.  Corporate Existence.  Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of all Subsidiaries of Company and its and their rights and franchises, and comply in all material respects with all related laws applicable to Company or such Subsidiaries; provided, however, that Company may: (i) consummate a merger in which (y) Company is the surviving entity; or (z) if Company is not the surviving entity, the surviving entity assumes, by operation of law or otherwise, all of the obligations of Company under the Subordinated Notes; or (ii) cease the operations and/or discontinue the corporate existence of a Subsidiary, other than the Bank; provided, however, that the cessation of such operations or discontinuance of such corporate existence would not reasonably be expected to be material and adverse to the financial position, results of operations, or business of Company and its other Subsidiaries, taken as a whole.

5.4.  Dividends, Payments, and Guarantees During Event of Default.  During the continuance of an Event of Default described in Section 6 of the Subordinated Notes, Company shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Company’s capital stock, (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of Company that rank equal with or junior to the Subordinated Notes, or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s common stock, (ii) any declaration of a noncash dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock, (iv) the purchase of fractional interests in shares of Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (v) purchases of any class of Company’s common stock related to the issuance of common stock or rights under any benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment plans.

5.5.  Tier 2 Capital.  If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital under the risk-based capital rules of the Federal Reserve as in effect as of the date of this Agreement, other than due to the limitation imposed on the capital treatment of subordinated debt during the five years immediately preceding the Maturity Date of the Subordinated Notes, Company will immediately notify the Noteholders, and thereafter Company and the Noteholders will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital.

5.6.  Absence of Control.  It is the intent of the parties to this Agreement that in no event shall the Noteholders, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, Company, and the Noteholders shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Company.

5.7.  Secondary Market Transactions.  Each Noteholder shall have the right at any time and from time to time to securitize its Subordinated Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Subordinated Notes (each such securitization is referred to herein as a “Secondary Market Transaction”).  In connection with any such Secondary Market Transaction, the Company shall, at the Company’s expense, reasonably cooperate with the Noteholders and otherwise reasonably assist the Noteholders in satisfying the market standards to which Noteholders customarily adhere or which may be reasonably required in the marketplace or by applicable rating agencies in connection with any such Secondary Market Transaction.  Subject to any written confidentiality obligation, all information regarding the Company may be furnished, without liability except in the case of gross negligence or willful misconduct, to any Noteholder and to any Person reasonably deemed necessary by such Noteholder in connection with participation in such Secondary Market Transaction.  All documents, financial statements, appraisals and other data relevant to the Company or the Subordinated Notes may be retained by any such Person, subject to the terms of any applicable confidentiality or nondisclosure agreements.

5.8.  Insurance.  At its sole cost and expense, Company shall maintain, and shall cause each Subsidiary of Company to maintain, bonds and insurance with reputable insurers in such amounts and covering such risks as is required by law or as is usual and customary for similar businesses and properties in the same general area in which Company or its applicable Subsidiary operates.

5.9.  Rule 144A Information.  While any Subordinated Notes remain “restricted securities” within the meaning of Rule 144(a) promulgated under the Securities Act, Company will make available, upon request, to any seller of such Subordinated Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless Company is then subject to Section 13 or 15(d) of the Exchange Act.

6.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE NOTEHOLDERS.

Each Noteholder hereby represents and warrants to Company, severally and not jointly, as follows:

6.1.  Legal Power and Authority.  It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and, assuming that the representations of Company contained in this Agreement are true and correct, to consummate the transactions contemplated hereby.  If it is an entity, it is an entity validly existing under the laws of its jurisdiction of organization.

6.2.  The Agreement.  This Agreement has been duly and validly authorized, executed and delivered by it and, assuming due authorization, execution and delivery by the other parties thereto, is the legal, valid and binding obligation of such Noteholder, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity).

6.3.  No Conflicts.  Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under (i) its organizational documents, (ii) any agreement to which it is party, (iii) any law applicable to it, or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting it; except, in the case of items (ii), (iii) or (iv), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Noteholder.

6.4.  Accredited Investor; QIB.  The Noteholder is and will be on the Closing Date (a) an “accredited investor” as such term is defined in parts (1), (2), (3) or (7) of Rule 501(a) of Regulation D or (b) a QIB, and, in either case, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Subordinated Notes, understands the risk of, and other considerations relating to, purchasing the Subordinated Notes, and is able to bear such risks.

6.5.  Purchase for Own Account.  It is purchasing the Subordinated Note(s) for its own account, for investment or as a loan transaction in its normal course of business, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto.

6.6.  Financial and Business Sophistication.  It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Notes.  It has relied solely upon its own knowledge of and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in, or lend money as evidenced by, the Subordinated Notes.

6.7.  Private Placement; No Registration of Securities.  It understands and acknowledges that the Subordinated Notes are being sold by Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506 of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities laws, and accordingly, may be resold, pledged or otherwise transferred only if exemptions from the Securities Act and applicable state securities laws are available to it. It further understands and acknowledges that Company will not be obligated in the future to register the Subordinated Notes under the Securities Act, the Exchange Act, or under any state securities laws.  It further acknowledges and agrees that all certificates or other instruments representing the Subordinated Notes will bear the restrictive legend set forth in the form of Subordinated Note, which is attached as an exhibit to this Agreement.  Company has not made nor is Company making any representation, warranty or covenant, express or implied, as to any applicable state securities laws for the resale, pledge or other transfer of the Subordinated Notes, or that the Subordinated Note(s) purchased by the Noteholder will ever be able to be lawfully resold, pledged or otherwise transferred.

6.8.  Ability to Bear Economic Risk of Investment/Loan.  It recognizes that an investment in, or a loan made pursuant to the purchase of, the Subordinated Notes involves substantial risk.  It has the ability to bear the economic risk of the prospective investment in, or loan made pursuant to the purchase of, the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of its investment or loan.

6.9.  No Offering Memorandum.  It acknowledges that: (i) it is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (ii) it has conducted its own examination of Company, the Subsidiaries of Company and the terms of the Subordinated Notes to the extent it deems necessary to make its decision to invest in the Subordinated Notes; and (iii) it has availed itself of public access to financial and other information concerning Company and its Subsidiaries to the extent it deems necessary to make its decision to purchase the Subordinated Notes.  It has reviewed the information set forth in Company’s Reports (including the “Risk Factors” and cautionary disclosure with respect to the forward-looking statements) and the exhibits and schedules hereto.

6.10.  Information.  It acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of Company and its Subsidiaries that have been requested of it or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.  It also acknowledges that it has been represented by counsel different from Company’s counsel or the Placement Agents’ counsel or has chosen not to be represented by counsel (as the case may be) and has not relied on Company, the Placement Agents or their respective counsel in the preparation, negotiation, execution, or delivery of the Transaction Documents and the consummation of the transactions contemplated thereby.

6.11.  Investment/Lending Decision.  It has made its own investment/lending decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other person or entity.  Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on Company’s representations and warranties contained herein.  It is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of Company, except for the express statements, representations and warranties of Company made or contained in this Agreement.  Furthermore, it acknowledges that nothing in this Agreement or any other materials presented by or on behalf of Company to it in connection with the purchase of the Subordinated Notes constitutes legal, tax or investment advice.

6.12.  Placement Agents.  It will purchase the Subordinated Note(s) directly from Company and not from the Placement Agents and understands that neither the Placement Agents nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.

6.13.  Tier 2 Capital.  If the Company provides notice as contemplated in Section 5.5 of the occurrence of the event contemplated in such section, thereafter the Company and the Noteholder will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event as described in the Subordinated Notes.

6.14.  Physical Settlement of Subordinated Notes.  Notwithstanding anything in this Agreement to the contrary, if the Noteholder is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D), and is not also a QIB, the Noteholder acknowledges that its Subordinated Note shall be physically delivered to such Noteholder and registered in the name of such Noteholder, and the Noteholder agrees to such physical settlement of its Subordinated Note.

6.15.  Accuracy of Representations.  It understands that Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, including in connection with its reliance on the exemptions from registration referred to in Section 6.7, and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify the Placement Agents and the Company.

6.16.  Not Savings Accounts, etc.  It acknowledges and agrees that the Subordinated Notes are not savings accounts or deposits of the Bank and are not insured or guaranteed by the FDIC or any other Governmental Agency, and that no federal or state governmental agency, including any Governmental Agency, has passed upon or will pass upon the offer or sale of the Subordinated Notes or has made or will make any finding or determination as to the fairness of this investment.

6.17.  Principal Place of Business.  Its principal place of business is located in the state or other jurisdiction set forth on its signature page hereto.  If the location of Noteholder’s principal place of business is changed prior to the Closing, then it will promptly notify Company.

6.18.  Representations and Warranties Generally.  The representations and warranties of the Noteholder set forth in this Agreement are true and correct as of the date hereof.  None of the representations, warranties, covenants, or agreements made in this Agreement by the Noteholder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading,  Any certificate signed by a duly authorized representative of the Noteholder and delivered to Company or to counsel for Company shall be deemed to be a representation and warranty by the Noteholder to Company as to the matters set forth therein.  The Noteholder hereby agrees and acknowledges that the Noteholder’s purchase of the Subordinated Notes at Closing pursuant to Sections 2 and 3 hereof shall constitute the Noteholder’s affirmative representation and warranty that (i) the representations and warranties of the Noteholder set forth in this Agreement are true and correct on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such that representations and warranties are made as of a specified date, in which case such representations and warranties shall be affirmed true and correct as of such date(s)), and that none of the representations, warranties, covenants, or agreements made in this Agreement by the Noteholder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances as of the Closing Date, and (ii) the Noteholder has performed, satisfied, and complied with in all material respects all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by the Noteholder at or prior to Closing.

7.TERMINATION.

7.1.  Termination by Noteholders.  Each Noteholder may terminate this Agreement, with respect to such Noteholder only, by written notice given by such Noteholder to Company if any condition described in Section 3.2. is not fulfilled by Company or waived in writing by such Noteholder on or prior to the Closing Date.

7.2.  Termination by Company.  Company may terminate this Agreement with respect to any Noteholder by written notice signed by Company to Noteholder if any condition described in Section 3.3. is not satisfied or waived in writing by Company on or prior to the Closing Date.

7.3.  No Liability for Termination.  Any termination pursuant to this Section 7 shall be without liability on the part of (a) Company to Noteholders or (b) Noteholders to Company.

8.MISCELLANEOUS.

8.1.  Prohibition on Assignment.  Except as described in Section 9(b) (Merger or Sale of Assets) of the Subordinated Note, the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Subordinated Notes to any Person, other than an Affiliate or Subsidiary, without the prior written consent of all the Noteholders (as defined in the Subordinated Note).  In addition, in accordance with the terms of the Subordinated Note, any transfer of such Subordinated Note by the Noteholder (as defined in the Subordinated Note) must be made in accordance with the Assignment Form attached thereto and the requirements and restrictions thereof.

8.2.  Time of the Essence.  Time is of the essence of this Agreement.

8.3.  Waiver or Amendment.  No waiver or amendment of any term, provision, condition, covenant or agreement contained in this Agreement or the Subordinated Notes shall be effective except with the consent of the holders of not less than 50% in aggregate principal amount (excluding any Subordinated Notes held by Company or any parent corporation or Subsidiary of Company) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each Noteholder of an affected Subordinated Note, no such amendment or waiver may:  (i) reduce the principal amount of any Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note; (iv) change the currency in which payment of the obligations of Company under the Subordinated Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of the Subordinated Notes; (vi) make any changes to the following sections of the Subordinated Notes:  Section 4(c) (Partial Redemption); Section 6 (Events of Default; Acceleration); Section 7 (Failure to Make Payments); Section 8 (Negative Covenants of the Company); Section 14 (Priority) or Section 16 (Waiver and Consent), which adversely affects the rights of any Noteholder; or (vii) disproportionately affect any of the Noteholders of the then outstanding Subordinated Notes.  Notwithstanding the foregoing, Company may amend or supplement the Subordinated Notes without the consent of the Noteholders to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any Noteholder of any of the Subordinated Notes.  No failure to exercise or delay in exercising, by a Noteholder or any holder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity.  No notice or demand on Company in any case shall, in itself, entitle Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Noteholder to any other or further action in any circumstances without notice or demand.  No consent or waiver, expressed or implied, by Noteholder to or of any breach or default by Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Company hereunder.  Failure on the part of Noteholder to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Noteholder of its rights hereunder or impair any rights, powers or remedies on account of any breach or default by Company.

8.4.  Severability.  Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein.  Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

8.5.  Usury; Revival of Liabilities.  All agreements between Company and the Noteholders (including, without limitation, this Agreement and the Subordinated Notes) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Noteholders exceed the highest lawful rate of interest permissible under the laws of the Commonwealth of Pennsylvania.  If the Noteholders shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the principal of the Subordinated Note (whether or not then due and payable) and not to the payment of interest.  To the extent that the Noteholders receive any payment on account of Company’s Liabilities and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment(s) or proceeds received, Company’s Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by the Noteholders and applied on account of Company’s Liabilities; provided, however, if the Noteholders successfully contest any such invalidation, declaration, set aside, subordination or other order to pay any such payment and/or proceeds to any third party, the revived Company’s Liabilities shall be deemed satisfied.

8.6.  Notices.  Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a nationally recognized commercial courier (such as Federal Express), addressed:

If to Company:	AmeriServ Financial, Inc.
Main & Franklin Streets
P.O. Box 430
Johnstown, PA 15907-0430
Attention: Chief Financial Officer

With a copy to (which shall not constitute notice):	Stevens & Lee, P.C.
111 North Sixth Street
Reading, PA 19601
Attention: David W. Swartz, Esq.

If to the Noteholder:	At the Noteholder’s address as set forth on the signature page hereto or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice, provided that no change in address shall be effective until seven Business Days after being given to the other party in the manner provided for above.  Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, five Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier, provided that next business day delivery was requested.

8.7.  Successors and Assigns.  This Agreement shall inure to the benefit of the parties and their respective successors and assigns except that, unless the Noteholder consents in writing, no assignment made by Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of Company.

8.8.  No Joint Venture.  Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of the Noteholder, shall be deemed to make the Noteholder a partner or a party to a joint venture with Company.

8.9.  Documentation.  All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to the Noteholder shall be in form and substance satisfactory to the Noteholder.

8.10.  Entire Agreement.  This Agreement and the Subordinated Notes along with the exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto.  No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Notes.

8.11.  Choice of Law.  This Agreement shall be governed by and construed in accordance with applicable federal law of the United States of America and the laws of the Commonwealth of Pennsylvania, without giving effect to its laws or principles of conflict of laws that would result in the application of the laws of another jurisdiction.  Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of a federal court for the Western District of Pennsylvania or a state court sitting in Cambria County, Pennsylvania, in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in any such court, and (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each of the parties hereto waives any defense or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  To the extent permitted by applicable law, any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.6.  Nothing in this Section 8.11, however, shall affect the right of any party to serve legal process in any other manner permitted by law.  Nothing herein shall be deemed to limit any rights, powers or privileges which Noteholder may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof, and nothing herein shall be deemed to make unlawful any transaction or conduct by the Noteholder which is lawful pursuant to, or which is permitted by, any of the foregoing.

8.12.  No Third Party Beneficiary.  This Agreement is made for the sole benefit of Company and each Noteholder, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

8.13.  Legal Tender of United States.  All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

8.14.  Captions; Counterparts.  Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

8.15.  Knowledge; Discretion.  All references herein to the Noteholder’s or Company’s knowledge shall be deemed to mean the knowledge of such party based on commercially reasonable inquiry.  All references herein to Company’s knowledge shall be deemed to refer to the knowledge of Company and each Subsidiary of Company.  Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by the Noteholder, to the making of a determination or designation by the Noteholder, to the application of the Noteholder’s discretion or opinion, to the granting or withholding of the Noteholder’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to the Noteholder, or otherwise involving the decision making of the Noteholder, shall be deemed to mean that such the Noteholder shall decide using the reasonable discretion or judgment of a prudent lender.

8.16.  Waiver Of Right To Jury Trial.  TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT OR THE SUBORDINATED NOTES, OR ANY OTHER STATEMENTS OR ACTIONS OF COMPANY OR THE NOTEHOLDERS.  COMPANY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL.  COMPANY FURTHER ACKNOWLEDGES THAT (a) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (b) THIS WAIVER HAS BEEN REVIEWED BY COMPANY AND COMPANY’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR NOTEHOLDER TO ENTER INTO THIS AGREEMENT AND THE SUBORDINATED NOTES AND (c) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

8.17.  Expenses.  Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

8.18.  Survival.  Each of the representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one year after the date hereof.  Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Subordinated Note Purchase Agreement to be executed by their duly authorized representatives as of the date first above written.

COMPANY:

AMERISERV FINANCIAL, INC.

By:
	Name:	Jeffrey A. Stopko
	Title:	President & Chief Executive Officer

[COMPANY SIGNATURE PAGE TO SUBORDINATED NOTE PURCHASE AGREEMENT]

NOTEHOLDER:

By:
Name:
Title:
Noteholder name:

Noteholder address:

Principal amount:

[NOTEHOLDER SIGNATURE PAGE TO SUBORDINATED NOTE PURCHASE AGREEMENT]

Exhibit A

FORM OF SUBORDINATED NOTE

AMERISERV FINANCIAL, INC.

3.75% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2031

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO SENIOR INDEBTEDNESS (AS DEFINED IN SECTION 3 OF THIS SUBORDINATED NOTE) OF AMERISERV FINANCIAL, INC. (THE “COMPANY”), INCLUDING OBLIGATIONS OF THE COMPANY TO ITS GENERAL CREDITORS AND SECURED CREDITORS, AND IS UNSECURED.  IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE COMPANY OR ITS SUBSIDIARY.  IN THE EVENT OF LIQUIDATION ALL HOLDERS OF SENIOR INDEBTEDNESS OF THE COMPANY SHALL BE ENTITLED TO BE PAID IN FULL WITH SUCH INTEREST AS MAY BE PROVIDED BY LAW BEFORE ANY PAYMENT SHALL BE MADE ON ACCOUNT OF PRINCIPAL OF OR INTEREST ON THIS SUBORDINATED NOTE.  AFTER PAYMENT IN FULL OF ALL SUMS OWING TO SUCH HOLDERS OF SENIOR INDEBTEDNESS, THE HOLDER OF THIS SUBORDINATED NOTE, TOGETHER WITH THE HOLDERS OF ANY OBLIGATIONS OF THE COMPANY RANKING ON A PARITY WITH THE SUBORDINATED NOTES, SHALL BE ENTITLED TO BE PAID FROM THE REMAINING ASSETS OF THE COMPANY THE UNPAID PRINCIPAL AMOUNT OF THIS SUBORDINATED NOTE PLUS ACCRUED AND UNPAID INTEREST THEREON BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY OR OTHERWISE, SHALL BE MADE (I) WITH RESPECT TO ANY OBLIGATION THAT BY ITS TERMS EXPRESSLY IS JUNIOR IN THE RIGHT OF PAYMENT TO THE SUBORDINATED NOTES, (II) WITH RESPECT TO ANY INDEBTEDNESS BETWEEN THE COMPANY AND ANY OF ITS SUBSIDIARIES OR AFFILIATES, OR (III) ON ACCOUNT OF ANY SHARES OF CAPITAL STOCK OF THE COMPANY.

[THIS SUBORDINATED NOTE IS A GLOBAL SUBORDINATED NOTE AND IS REGISTERED IN THE NAME OF CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC.  THIS SUBORDINATED NOTE IS EXCHANGEABLE FOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE, AND NO TRANSFER OF THIS SUBORDINATED NOTE (OTHER THAN A TRANSFER OF THIS SUBORDINATED NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THIS SUBORDINATED NOTE.

UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS SUBORDINATED NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SUBORDINATED NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH RESTRICTIONS SET FORTH

HEREIN.]1

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THIS SUBORDINATED NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $10,000 IN EXCESS THEREOF.  ANY ATTEMPTED TRANSFER OF THIS SUBORDINATED NOTE IN A DENOMINATION OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.  ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SUBORDINATED NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS SUBORDINATED NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SUBORDINATED NOTE.

THIS SUBORDINATED NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.  THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, OR ANY OTHER APPLICABLE SECURITIES LAWS.  NEITHER THIS SUBORDINATED NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING.  ANY PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER:  (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO FINANCE SUCH PURCHASE OR (II) SUCH

[1]	To be deleted for the Subordinated Notes issued to “accredited investors,” if any.

PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN.

No.: 2031-_____	QIB CUSIP: 03074A AA0
Accredited Investor CUSIP: 03074A AB8

AMERISERV FINANCIAL, INC.

3.75% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2031

1.Subordinated Notes.  This Subordinated Note is one of an issue of notes of AmeriServ Financial, Inc., a Pennsylvania corporation (the “Company”), designated as the “3.75% Fixed-to-Floating Rate Subordinated Notes due 2031” (the “Subordinated Notes”) issued pursuant to those Subordinated Note Purchase Agreements, dated as of the date upon which this Subordinated Note was originally issued (the “Issue Date”), between the Company and the several purchasers of the Subordinated Notes identified on the signature pages thereto (each, a “Purchase Agreement” and collectively, the “Purchase Agreements”).

2.Payment.  The Company, for value received, promises to pay to [Cede & Co., or its registered assigns, as nominee for The Depository Trust Company (“DTC”)][____________________], the principal sum of ____________________ DOLLARS (U.S.) ($__________), plus accrued but unpaid interest on September 1, 2031 (“Stated Maturity”) and to pay interest thereon (i) from and including the Issue Date of the Subordinated Notes to but excluding September 1, 2026 or the earlier redemption date contemplated by Section 4 of this Subordinated Note at the rate of 3.75% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on March 1 and September 1 of each year (each, a “Fixed Rate Interest Payment Date”), beginning March 1, 2022, and (ii) from and including September 1, 2026 to but excluding the Stated Maturity or the earlier redemption date contemplated by Section 4 of this Subordinated Note, at the rate per annum, reset quarterly, equal to the Floating Interest Rate (as defined below) determined on the Floating Interest Determination Date (as defined below) of the applicable interest period plus three hundred eleven (311) basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears on March 1, June 1, September 1 and December 1 (each quarterly period, a “Floating Rate Period”) of each year (each, a “Floating Rate Interest Payment Date”), beginning December 1, 2026.  In the event that the Floating Interest Rate for the Floating Rate Period is less than zero, the Floating Interest Rate for such Floating Rate Period shall be deemed to be zero.  Dollar amounts resulting from this calculation shall be rounded to the nearest cent, with one-half cent being rounded up.  The term “Floating Interest Determination Date” means the date upon which the Floating Interest Rate is determined by the Calculation Agent (as defined below) pursuant to the Three-Month Term SOFR Conventions (as defined below).  Any payment of principal of or interest on this Subordinated Note that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest will accrue in respect of such payment for the period after such day; provided, that in the event that any scheduled Floating Rate Interest Payment Date falls on a day that is not a Business Day and the next succeeding Business Day falls in the next succeeding calendar month, such Floating Rate Interest Payment Date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day.

(a)The Company shall take such actions as are necessary to ensure that from the commencement of the Floating Rate Period for so long as any of the Subordinated Notes remain outstanding there will at all times be a Calculation Agent appointed to calculate the Floating Interest Rate in respect of each Floating Rate Period.  The calculation of the Floating Interest Rate for each applicable Floating Rate Period by the Calculation Agent will (in the absence of manifest error) be final and binding.  The Calculation Agent’s determination of any interest rate and its calculation of interest payments for any period will be maintained on file at the Calculation Agent’s principal offices, will be made available to any Noteholder (as defined below) upon request.  The Calculation Agent may be removed by the Company at any time.  If the Calculation Agent is unable or unwilling to act as Calculation Agent or is removed by the

Company, the Company will promptly appoint a replacement Calculation Agent.  The Calculation Agent may not resign its duties without a successor having been duly appointed; provided, that if a successor Calculation Agent has not been appointed by the Company and such successor accepted such position within thirty (30) days after the giving of notice of resignation by the Calculation Agent, then the resigning Calculation Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Calculation Agent with respect to such series.  For the avoidance of doubt, if at any time there is no Calculation Agent appointed by the Company, then the Company shall be the Calculation Agent.

(b)An “Interest Payment Date” is either a Fixed Rate Interest Payment Date or a Floating Rate Interest Payment Date, as applicable.

(c)The “Floating Interest Rate” means:

(i)initially Three-Month Term SOFR (as defined below).

(ii)Notwithstanding the foregoing clause (i) of this Section 2(c):

(A)If the Calculation Agent determines prior to the relevant Floating Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each of such terms as defined below) have occurred with respect to Three-Month Term SOFR, then the Company shall promptly provide notice of such determination to the Noteholders and Section 2(d) will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the Floating Interest Rate payable on the Subordinated Notes during a relevant Floating Rate Period.

(B)However, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, but for any reason the Benchmark Replacement has not been determined as of the relevant Floating Interest Determination Date, the Floating Interest Rate for the applicable Floating Rate Period will be equal to the Floating Interest Rate on the last Floating Interest Determination Date for the Subordinated Notes, as determined by the Calculation Agent.

(d)Effect of Benchmark Transition Event.

(i)If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Subordinated Notes during the relevant Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates.

(ii)In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and such changes shall become effective without consent from the Noteholders or any other party.

(iii)The Calculation Agent is expressly authorized to make certain determinations, decisions and elections under the Subordinated Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark under this Section 2(d).  Any determination, decision or election that may be made by the Calculation Agent under the terms of the Subordinated Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection:

(A)will be conclusive and binding absent manifest error;

(B)if made by the Company as the Calculation Agent, will be made in the Company’s sole discretion;

(C)if made by the Calculation Agent other than the Company, will be made after consultation with the Company, and the Calculation Agent will not make any such determination, decision or election to which the Company reasonably objects; and

(D)notwithstanding anything to the contrary in this Subordinated Note or the Purchase Agreement, shall become effective without consent from the Noteholders or any other party.

(iv)If the Calculation Agent fails to make any determination, decision or election that it is required to make under the terms of the Subordinated Notes, then the Company will make such determination, decision or election on the same basis as described above.

(v)For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, interest payable on this Subordinated Note for the Floating Rate Period will be an annual rate equal to the sum of the applicable Benchmark Replacement and the spread specified on the face hereof.

(vi)If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply.

(vii)As used in this Subordinated Note:

(A)“Benchmark” means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

(B)“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)Compounded SOFR;

(2)the sum of:  (i) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (ii) the Benchmark Replacement Adjustment;

(3)the sum of:  (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment;

(4)the sum of:  (i) the alternate rate of interest that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (ii) the Benchmark Replacement Adjustment.

(C)“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

(D)“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of  “Floating Rate Period,” timing and frequency of determining rates with respect to each Floating Rate Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

(E)“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination; or

(2)in the case of clause (2) or clause (3) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

(F)“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)if the Benchmark is Three-Month Term SOFR, (i) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (ii) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (iii) the Company determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2)a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

(G) “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banks in the Commonwealth of Pennsylvania are generally authorized or required by law or executive order to be closed.

(H)“Calculation Agent” means the agent (which may be the Company or an affiliate of the Company) as may be appointed by the Company to act as Calculation Agent for the Subordinated Notes prior to the commencement of the Floating Rate Period to act in accordance with Section 2.

(I)“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with:

(1)the rate, or methodology for this rate and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment and the spread specified on the face hereof.

(J)“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current Benchmark.

(K)“FRBNY” means the Federal Reserve Bank of New York.

(L)“FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source.

(M)“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between:  (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

(N)“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

(O)“ISDA Definitions” means the 2006 ISDA Definitions published by the ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

(P)“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the

ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

(Q)“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

(R)“Reference Time” with respect to any determination of the Benchmark means (a) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (b) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

(S)“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

(T)“SOFR” means the daily secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or a successor administrator), on the FRBNY’s Website (or such successor’s website).

(U)“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(V)“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or successor administrator).

(W)“Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Rate Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions.  All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

(X)“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Rate Period,” timing and frequency of determining Three-Month Term SOFR with respect to each Floating Rate Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

(Y)“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

3.Subordination.

(a)The indebtedness of the Company evidenced by this Subordinated Note, including the principal and interest on this Subordinated Note, shall be subordinate and junior in right of payment to the prior payment in full of all existing claims of creditors of the Company whether now outstanding or subsequently created, assumed, guaranteed or incurred (collectively, “Senior Indebtedness”), which shall consist of principal of (and premium, if any) and interest, if any, on:  (i) all indebtedness and obligations of, or guaranteed or assumed by, the Company for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other similar instruments, and including, but not limited to, and all obligations to the Company’s general creditors and secured creditors; (ii) any deferred obligations of the Company for the payment of the purchase price of property or assets acquired other than in the ordinary course of business; (iii) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar direct credit substitutes; (iv) any capital lease obligations of the Company; (v) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements or derivative products; (vi) any obligation of the Company to its general creditors, as defined for purposes of the capital adequacy regulations of the Federal Reserve applicable to the Company, as the same may be amended or modified from time to time; (vii) all obligations that are similar to those in clauses (i) through (vi) of other Persons (as such term is defined in the Purchase Agreement) for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise arising from an off-balance sheet guarantee; (viii) all obligations of the types referred to in clauses (i) through (vii) of other Persons secured by a lien on any property or asset of the Company, and (ix) in the case of clauses (i) through (viii) above, all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations; except “Senior Indebtedness” does not include (A) the Subordinated Notes, (B) any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, the Subordinated Notes, or (C) any indebtedness between the Company and any of its subsidiaries or Affiliates.  This Subordinated Note is not secured by any assets of the Company or any subsidiary or Affiliate of the Company.  The term “Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.

(b)In the event of any liquidation of the Company, holders of Senior Indebtedness of the Company shall be entitled to be paid in full with such interest as may be provided by law before any payment shall be made on account of principal of or interest on this Subordinated Note.  Additionally, in the event of any insolvency, dissolution, assignment for the benefit of creditors or any liquidation or winding up of or relating to the Company, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Subordinated Note.  In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Subordinated Notes from time to time (each, a “Noteholder” and, collectively, the “Noteholders”), together with the holders of any obligations of the Company ranking on a parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Company the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made (i) with respect to any obligation that by its terms expressly is junior to in the right of payment to the Subordinated Notes, (ii) with respect to any indebtedness between the Company and any of its subsidiaries or Affiliates or (iii) on account of any capital stock.

(c)If there shall have occurred and be continuing (i) a default in any payment with respect to any Senior Indebtedness or (ii) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Company with respect to the Subordinated Notes, notwithstanding the provisions of Section 17 hereof.  The provisions of this subsection shall not apply to any payment with respect to which Section 3(b) above would be applicable.

(d)Nothing herein shall act to prohibit, limit or impede the Company from issuing additional debt of the Company having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes.  Each Noteholder, by its acceptance hereof, agrees to and shall be bound by the provisions of this Section 3.  Each Noteholder, by its acceptance hereof, further acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Subordinated Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold or in continuing to hold such Senior Indebtedness.

4.Redemption.

(a)Redemption Prior to Fifth Anniversary.  This Subordinated Note shall not be redeemable by the Company, in whole or in part, prior to September 1, 2026, except in the event of:  (i) a Tier 2 Capital Event (as defined below), (ii) a Tax Event (as defined below) or (iii) an Investment Company Event (as defined below).  Upon the occurrence of a Tier 2 Capital Event, a Tax Event or an Investment Company Event, subject to Section 4(f) below, the Company may redeem this Subordinated Note in whole, but not in part, at any time, upon giving not less than ten (10) calendar days’ notice to the Noteholder at an amount equal to one hundred percent (100%) of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date.  “Tier 2 Capital Event” means the receipt by the Company of an opinion of counsel to the Company to the effect that there is a material risk that the Subordinated Note no longer qualifies as “Tier 2” capital (as defined by the Federal Reserve) (or its then equivalent) as a result of a change in interpretation or application of law or regulation by any judicial, legislative or regulatory authority that becomes effective after the Issue Date.  “Tax Event” means the receipt by the Company of an opinion of counsel to the Company that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there is a material risk that interest payable by the Company on the Subordinated Notes is not, or within one hundred and twenty (120) calendar days after the receipt of such opinion will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes.  “Investment Company Event” means the receipt by the Company of an opinion of counsel to the Company to the effect that there is a material risk that the Company is or, within one hundred and twenty (120) calendar days after the receipt of such opinion will be, required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

(b)Redemption on or after Fifth Anniversary.  On or after September 1, 2026, subject to Section 4(f) below, this Subordinated Note shall be redeemable at the option of and by the Company, in whole or in part, at any time and from time to time upon any Interest Payment Date, at an amount equal to one hundred percent (100%) of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date.  In the case of any redemption of this Subordinated Note pursuant to the first sentence of this Section 4(b), the Company will give the Noteholder notice of redemption, which notice shall indicate the aggregate principal amount of Subordinated Notes to be redeemed, not less than thirty (30) nor more than forty-five (45) calendar days prior to the proposed redemption date.  On or after September 1, 2026, the Company may redeem this Subordinated Note, in whole or in part, upon the occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event, upon giving not less than ten (10) calendar days’ notice to the Noteholder, which notice of redemption shall indicate the aggregate principal amount of Subordinated Notes to be redeemed.

(c)Partial Redemption.  If less than the then outstanding principal amount of this Subordinated Note is redeemed, (i) a new Subordinated Note shall be issued representing the unredeemed portion without charge to the holder thereof and (ii) such redemption shall be effected on a pro rata basis as to the Noteholders.  For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Subordinated Note held by every Noteholder shall be redeemed.  Such redemptions shall be made on a pro rata pass-through distribution of principal among all of the Subordinated Notes outstanding at the time thereof.

(d)No Redemption at Option of Noteholder.  This Subordinated Note is not subject to redemption at the option of the Noteholder.

(e)Effectiveness of Redemption.  If notice of redemption has been duly given and notwithstanding that this Subordinated Note has been called for redemption but has not yet been surrendered for cancellation, on and after the date fixed for redemption interest shall cease to accrue on the portion of this Subordinated Note called for redemption, this Subordinated Note shall no longer be deemed outstanding with respect to the portion called for redemption and all rights with respect to the portion of this Subordinated Note called for redemption shall forthwith on such date fixed for redemption cease and terminate unless the Company shall default in the payment of the redemption price, except only the right of the Noteholder to receive the amount payable on such redemption, without interest.  [For purposes of clarity, any redemption made pursuant to the terms of this Subordinated Note shall be made on a pro rata basis, and, for purposes of a redemption processed through DTC, in accordance with its rules and procedures, as a “Pro Rata Pass-Through Distribution of Principal.”]2

(f)Regulatory Approvals.  Any such redemption pursuant to this Section 4 shall be subject to receipt of any and all required federal and state regulatory approvals, including, but not limited to, the consent of the Federal Reserve.

(g)Purchase and Resale of the Subordinated Notes.  Subject to any required federal and state regulatory approvals and the provisions of this Subordinated Note, the Company shall have the right to purchase any of the Subordinated Notes at any time in the open market, private transactions or otherwise.  If the Company purchases any Subordinated Notes, it may, in its discretion, hold, resell or cancel any of the purchased Subordinated Notes.

5.[Global Subordinated Notes.

(a)The Subordinated Notes are being issued in the form of one or more Global Subordinated Notes (each, a “Global Subordinated Note”) registered in the name of The Depository Trust Company or another organization registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and designated as Depositary by the Company or any successor thereto (the “Depositary”) or a nominee thereof and delivered to such Depositary or a nominee thereof.

(b)Notwithstanding any other provision herein, no Global Subordinated Note may be exchanged in whole or in part for Subordinated Notes registered, and no transfer of a Global Subordinated Note in whole or in part may be registered, in the name of any person other than the Depositary for such Global Subordinated Note or a nominee thereof unless (i) such Depositary advises the Company in writing

[2]	To be deleted for the Subordinated Notes issued to “accredited investors,” if any.

that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Subordinated Note, and no qualified successor is appointed by the Company within ninety (90) days of receipt by the Company of such notice, (ii) such Depositary ceases to be a clearing agency registered under the Exchange Act and no successor is appointed by the Company within ninety (90) days after obtaining knowledge of such event, (iii) the Company elects to terminate the book-entry system through the Depositary or (iv) an Event of Default (as defined in Section 6) shall have occurred and be continuing.  Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) of this Section 5(b), the Company or its agent shall notify the Depositary and instruct the Depositary to notify all owners of beneficial interests in such Global Subordinated Note of the occurrence of such event and of the availability of Subordinated Notes to such owners of beneficial interests requesting the same.

(c)If any Global Subordinated Note is to be exchanged for other Subordinated Notes or canceled in part, or if another Subordinated Note is to be exchanged in whole or in part for a beneficial interest in any Global Subordinated Note, then either (i) such Global Subordinated Note shall be so surrendered for exchange or cancellation as provided in this Section 5 or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Subordinated Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Company or, if applicable, the Company’s registrar and transfer agent (“Registrar”), whereupon the Company or, if applicable, the Registrar, in accordance with the applicable rules and procedures of the Depositary (“Applicable Depositary Procedures”), shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records.  Upon any such surrender or adjustment of a Global Subordinated Note by the Depositary, accompanied by registration instructions, the Company shall execute and deliver any Subordinated Notes issuable in exchange for such Global Subordinated Note (or any portion thereof) in accordance with the instructions of the Depositary.

(d)Every Subordinated Note executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Subordinated Note or any portion thereof shall be executed and delivered in the form of, and shall be, a Global Subordinated Note, unless such Subordinated Note is registered in the name of a person other than the Depositary for such Global Subordinated Note or a nominee thereof.

(e)The Depositary or its nominee, as the registered owner of a Global Subordinated Note, shall be the holder of such Global Subordinated Note for all purposes under this Subordinated Note, and owners of beneficial interests in a Global Subordinated Note shall hold such interests pursuant to Applicable Depositary Procedures.  Accordingly, any such owner’s beneficial interest in a Global Subordinated Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Depositary participants.  If applicable, the Registrar shall be entitled to deal with the Depositary for all purposes relating to a Global Subordinated Note (including the payment of principal and interest thereon and the giving of instructions or directions by owners of beneficial interests therein and the giving of notices) as the sole holder of the Subordinated Note and shall have no obligations to the owners of beneficial interests therein.  The Registrar shall have no liability in respect of any transfers undertaken by the Depositary.

(f)The rights of owners of beneficial interests in a Global Subordinated Note shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its participants.

(g)No holder of any beneficial interest in any Global Subordinated Note held on its behalf by a Depositary shall have any rights with respect to such Global Subordinated Note, and such Depositary may be treated by the Company and any agent of the Company as the owner of such Global Subordinated Note for all purposes whatsoever.  Neither the Company nor any agent of the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Subordinated Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as holder of any Subordinated Note.]3

6.Events of Default; Acceleration.  Each of the following events shall constitute an “Event of Default”:

(a)the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of sixty (60) consecutive calendar days;

(b)the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;

(c)the Company (i) becomes insolvent or is unable to pay its debts as they mature, (ii) makes an assignment for the benefit of creditors, (iii) admits in writing its inability to pay its debts as they mature, or (iv) ceases to be a bank holding company or financial holding company under the Bank Holding Company Act of 1956, as amended;

(d)the failure of the Company to pay any installment of interest on any of the Subordinated Notes as and when the same will become due and payable, and the continuation of such failure for a period of fifteen (15) consecutive calendar days;

(e)the failure of the Company to pay all or any part of the principal of any of the Subordinated Notes as and when the same will become due and payable;

(f)the liquidation of the Company (for the avoidance of doubt, “liquidation” does not include any merger, consolidation, sale of equity or assets or reorganization (exclusive of a reorganization in bankruptcy) of the Company or any of its subsidiaries);

(g)the failure of the Company to perform any other covenant or agreement on the part of the Company contained in the Subordinated Notes, and the continuation of such failure for a period of thirty (30) consecutive calendar days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, will have been given, in the manner set forth in Section 21, to the Company by a Noteholder; or

(h)the default by the Company under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $25,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared

[3]	To be deleted for the Subordinated Notes issued to “accredited investors,” if any.

due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.

Unless the principal of this Subordinated Note already shall have become due and payable, if an Event of Default described in Section 6(a) or Section 6(b) shall have occurred and be continuing, the principal amount of this Subordinated Note shall be immediately due and payable without notice, demand, declaration or other action on the part of the Noteholder.  The Company waives demand, presentment for payment, notice of nonpayment, notice of protest and all other notices.  Notwithstanding the foregoing, because the Company will treat the Subordinated Notes as Tier 2 Capital, upon the occurrence of an Event of Default other than an Event of Default described in Section 6(a) or Section 6(b), the Noteholders may not accelerate the Stated Maturity of the Subordinated Notes and make the principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable.  If any Event of Default occurs and is continuing, the Noteholder may also pursue any other available remedy to collect the payment of principal of, and interest on, the Subordinated Notes then due and payable or to enforce the performance of any provision of the Subordinated Notes or the Note Purchase Agreement.  The Company, within forty-five (45) calendar days after the receipt of written notice from any Noteholder of the occurrence of an Event of Default with respect to this Subordinated Note, shall mail to all Noteholders, at their addresses shown on the Security Register (as defined herein), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Company in writing.

7.Failure to Make Payments.  In the event of an Event of Default under Section 6(c), Section 6(d) or Section 6(e), the Company will, upon demand of the Noteholder, pay to the Noteholder the amount then due and payable on this Subordinated Note for principal and interest (without acceleration of this Subordinated Note in any manner), with interest on the overdue principal and interest at the rate borne by this Subordinated Note, to the extent permitted by applicable law.  If the Company fails to pay such amount upon such demand, the Noteholder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Company.

Upon the occurrence of a failure by the Company to make any required payment of principal or interest on this Subordinated Note or an Event of Default, until such failure or Event of Default is cured by the Company or waived by the Noteholders in accordance with Section 16 hereof, the Company shall not, except as required by any federal or state governmental agency:  (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock; (b) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any indebtedness of the Company that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions payable solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s common stock; (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (iv) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Company’s common stock related to the issuance of common stock or rights under any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment plans.

8.Negative Covenants of the Company.

(a)Limitation on Dividends.  The Company shall not declare or pay any dividend or make any distribution on capital stock or other equity securities of any kind of the Company if the Company is not “well capitalized” for regulatory capital purposes under Section 225.2(r) of Regulation Y immediately prior to the declaration of and after giving effect to such dividend or distribution, except for dividends payable solely in shares of common stock of the Company.

(b)Merger or Sale of Assets.  The Company shall not merge into another entity, effect a Change in Bank Control (as defined below), or convey, transfer or lease substantially all of its properties and assets to any person, unless:

(i)the continuing entity into which the Company is merged or the person which acquires by conveyance or transfer or which leases substantially all of the properties and assets of the Company shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Company to be performed or observed; and

(ii)immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

“Change in Bank Control” means the sale, transfer, lease or conveyance by the Company, or an issuance of stock by the Bank, resulting in ownership by the Company of less than eighty percent (80%) of the Bank.

9.Denominations.  The Subordinated Notes are issuable only in registered form without interest coupons in minimum denominations of $100,000 and integral multiples of $10,000 in excess thereof.

10.Charges and Transfer Taxes.  No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from the Noteholder requesting such transfer or exchange.

11.Payment Procedures.  Payment of the principal and interest payable on the Stated Maturity will be made by check, by wire transfer or by Automated Clearing House (ACH) transfer in immediately available funds to a bank account in the United States designated by the Noteholder if such Noteholder shall have previously provided wire instructions to the Company, upon presentation and surrender of this Subordinated Note at the Payment Office (as defined herein) or at such other place or places as the Company shall designate by notice to the Noteholders as the Payment Office, provided that this Subordinated Note is presented to the Company in time for the Company to make such payments in such funds in accordance with its normal procedures.  Payments of interest (other than interest payable on the Stated Maturity) shall be made by wire transfer in immediately available funds or check mailed to the registered Noteholder, as such Person’s address appears on the Security Register (as defined herein).  Interest payable on any Interest Payment Date shall be payable to the Noteholder in whose name this Subordinated Note is registered at the close of business on the fifteenth (15th) calendar day prior to the applicable Interest Payment Date, without regard to whether such date is a Business Day, except that interest not paid on the Interest Payment Date, if any, will be paid to the Noteholder in whose name this Subordinated Note is registered at the close of business on a special record date fixed by the Company (a “Special Record Date”), notice of which shall be given to the Noteholder not less than ten (10) calendar days prior to such Special Record Date.  To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Subordinated Note, on any amount of principal or interest on this Subordinated Note not paid when due.  All payments on this Subordinated Note shall be applied first against interest due hereunder; and then against principal due hereunder.  The Noteholder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Subordinated Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Subordinated Notes.  In the event that the Noteholder receives payments in excess of its pro rata share of the Company’s payments to the Noteholders of all of the Subordinated Notes, then the Noteholder shall hold in trust all such excess payments for the benefit of the Noteholders of the other Subordinated Notes and shall pay such amounts held in trust to such other Noteholders upon demand by such Noteholders.

12.Form of Payment.  Payments of principal of and interest on this Subordinated Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

13.Registration of Transfer, Security Register.  Except as otherwise provided herein, this Subordinated Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Noteholder in person, or by its attorney duly authorized in writing, at the Payment Office or the offices of the Registrar.  The Company or the Registrar shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”).  Upon surrender or presentation of this Subordinated Note for exchange or registration of transfer, the Company or the Registrar shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes of like aggregate principal amount, each in a minimum denomination of $100,000 or any amount in excess thereof which is an integral multiple of $10,000 (and, in the absence of an opinion of counsel satisfactory to the Company to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Noteholder.  Any Subordinated Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Noteholder or its attorney duly authorized in writing, with such tax identification number or other information for each Person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as the Company may reasonably request to comply with applicable law.  No exchange or registration of transfer of this Subordinated Note shall be made on or after (i) the fifteenth (15th) day immediately preceding the Stated Maturity or (ii) the due delivery of notice of redemption.

14.Priority.  The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Company, with all other present or future unsecured subordinated debt obligations of the Company, except any unsecured subordinated debt that, pursuant to its express terms, is senior or subordinate in right of payment to the Subordinated Notes and all Senior Indebtedness.

15.Ownership.  Prior to due presentment of this Subordinated Note for registration of transfer, the Company may treat the Noteholder in whose name this Subordinated Note is registered in the Security Register as the absolute owner of this Subordinated Note for receiving payments of principal and interest on this Subordinated Note and for all other purposes whatsoever, whether or not this Subordinated Note be overdue, and the Company shall not be affected by any notice to the contrary.

16.Waiver and Consent.

(a)Any consent or waiver given by the Noteholder shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note.  This Subordinated Note may also be amended or any term or provision hereof may be waived pursuant to, and in accordance with, the provisions of Section 8.3 of the Purchase Agreement.  No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Any insured depository institution which shall be a Noteholder or which otherwise shall have any beneficial ownership interest in this Subordinated Note shall, by its acceptance of such Subordinated Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the repayment of the indebtedness evidenced thereby.

(b)No waiver or amendment of any term, provision, condition, covenant or agreement in the Subordinated Notes shall be effective except with the consent of the Noteholders holding more than fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by the Company or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each Noteholder of an affected Subordinated Note, no such amendment or waiver may:  (i) reduce the principal amount of any Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note; (iv) change the currency in which payment of the obligations of the Company under the Subordinated Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of the Subordinated Notes; (vi) make any changes to Section 4(c) (Partial Redemption); Section 6 (Events of Default; Acceleration); Section 7 (Failure to Make Payments); Section 8 (Negative Covenants of the Company); Section 14 (Priority) or Section 16 (Waiver and Consent) of the Subordinated Notes that adversely affects the rights of any Noteholder; or (vii) disproportionately affect any of the Noteholders of the then outstanding Subordinated Notes.  Notwithstanding the foregoing, the Company may amend or supplement the Subordinated Notes without the consent of the Noteholders to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any Noteholder of any of the Subordinated Notes.  No failure to exercise or delay in exercising, by any Noteholder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law, except as restricted hereby.  The rights and remedies provided in this Subordinated Note are cumulative and not exclusive of any right or remedy provided by law or equity.  No notice or demand on the Company in any case shall, in itself, entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Noteholders to any other or further action in any circumstances without notice or demand.  No consent or waiver, expressed or implied, by the Noteholders to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company hereunder.  Failure on the part of the Noteholders to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Noteholders of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company.

17.Absolute and Unconditional Obligation of the Company.  No provisions of this Subordinated Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed.

18.Successors and Assigns.  This Subordinated Note shall be binding upon the Company and inure to the benefit of the Noteholder and its respective successors and permitted assigns.  The Noteholder may assign all, or any part of, or any interest in, the Noteholder’s rights and benefits hereunder.  To the extent of any such assignment, such assignee shall have the same rights and benefits against the Company and shall agree to be bound by and to comply with the terms and conditions of the Purchase Agreement as it would have had if it were the Noteholder hereunder.

19.No Sinking Fund; Convertibility.  This Subordinated Note is not entitled to the benefit of any sinking fund.  This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any subsidiary.

20.No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement contained in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by the Noteholder and as part of the consideration for the issuance of this Subordinated Note.

21.Notices.  All notices to the Company under this Subordinated Note shall be in writing and shall be delivered personally, or mailed, postage prepaid, by U.S. registered or certified mail, return receipt requested, or sent by a responsible overnight commercial courier promising next business day delivery, to the Company at Main & Franklin Streets, P.O. Box 430, Johnstown, PA 15907, Attention: Chief Financial Officer, or to such other address as the Company may provide to the Noteholders (the “Payment Office”), or sent by email to the Company at MLynch@ameriserv.com.  All notices to the Noteholders shall be in writing and shall be mailed, postage prepaid, by United States Postal Service registered or certified mail, return receipt requested, or sent by email to each Noteholder at such Noteholder’s address as set forth in the Security Register.  Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the U.S. mail as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided that next business day delivery was requested), or if emailed, upon confirmation of receipt.

22.Further Issues.  The Company may, without the consent of the Noteholders of the Subordinated Notes, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the Issue Date) so that such further notes shall be consolidated and form a single series with the Subordinated Notes.

23.Governing Law; Interpretation.  THIS SUBORDINATED NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.  THIS SUBORDINATED NOTE IS INTENDED TO MEET THE CRITERIA FOR QUALIFICATION OF THE OUTSTANDING PRINCIPAL AS TIER 2

CAPITAL UNDER THE REGULATORY GUIDELINES OF THE FEDERAL RESERVE, AND THE TERMS HEREOF SHALL BE INTERPRETED IN A MANNER TO SATISFY SUCH INTENT.

24.Submission to Jurisdiction.  THE NOTEHOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS SITTING IN CAMBRIA COUNTY, PENNSYLVANIA, OR THE FEDERAL COURTS SITTING IN THE WESTERN DISTRICT OF PENNSYLVANIA OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBORDINATED NOTE AND THE TRANSACTIONS RELATED HERETO, REGARDLESS OF WHETHER A CLAIM SOUNDS IN CONTRACT, TORT, OR OTHERWISE AND REGARDLESS OF WHETHER A CLAIM IS AT LAW OR IN EQUITY, AND THE  NOTEHOLDER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH PENNSYLVANIA STATE OR FEDERAL COURT.  The Noteholder, on behalf of itself and its successors and assigns, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of Forum Non Conveniens or otherwise.  The Noteholder agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed and attested.

AMERISERV FINANCIAL, INC.

By:
Name:
Title:

ATTEST:

Name:
Title:

[Signature Page to Subordinated Note]

ASSIGNMENT FORM

To assign this Subordinated Note, fill in the form below:  (I) or (we) assign and transfer this Subordinated Note to:

(Print or type assignee’s name, address and zip code)

(Print or type assignee’s social security or tax identification no.)

and irrevocably appoint _________________________________ as agent to transfer this Subordinated Note on the books of the Company.  The agent may substitute another to act for it.

Date:	Your signature:
(Sign exactly as your name appears on
the face of this Subordinated Note)

Tax identification no:

Signature guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”.)

The undersigned certifies that it [is / is not] an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] an Affiliate of the Company.

In connection with any transfer or exchange of this Subordinated Note occurring prior to the date that is one year after the later of the date of original issuance of this Subordinated Note and the last date, if any, on which this Subordinated Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Subordinated Note is being:

CHECK ONE BOX BELOW:

◻(1)acquired for the undersigned’s own account, without transfer;

◻(2)transferred to the Company;

◻(3)transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);

◻(4)transferred under an effective registration statement under the Securities Act;

◻(5)transferred in accordance with and in compliance with Regulation S under the Securities Act;

◻(6)transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act);

◻(7)transferred to an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), not referred to in item (6) that has been provided with the information designated under Section 4(d) of the Securities Act; or

◻(8)transferred in accordance with another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Company will refuse to register this Subordinated Note in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.

Assignee’s signature:

Signature guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-l5).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED:

The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Assignee’s signature:

Exhibit B

Form of Opinion of Company Counsel

1.Based solely on the applicable certificate from the Board of Governors of the Federal Reserve System, Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

2.Based solely on the applicable certificate of subsistence issued by the Department of State, Company is subsisting under the laws of the Commonwealth of Pennsylvania.

3.Based solely on the applicable certificate issued by the Pennsylvania Department of Banking and Securities, Bank is chartered as a bank under the laws of the Commonwealth of Pennsylvania and is existing and is in good standing under the laws of the Commonwealth of Pennsylvania.

4.Each of Company and the Bank has the corporate power to carry on its business as currently conducted and to own or lease and to operate its current properties and assets as described in Company’s Reports.

5.Company has the corporate power to execute, deliver, and perform its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated by the Agreement.  The execution and delivery by Company of the Agreement and the Subordinated Notes, the consummation by Company of the transactions thereunder, and the performance by Company of its payment obligations thereunder, do not and will not: (a) violate in any material respect any applicable laws; (b) to our knowledge, violate in any material respect any court order, judgment, or decree to which Company is subject and that is specifically directed to Company; or (c) result in any violation of the Articles of Incorporation or Bylaws of Company.

6.The Transaction Documents have been duly and validly authorized, executed, and delivered by Company.

7.The Agreement constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer, or other laws now or hereafter in effect relating to or affecting creditors’ rights generally and (b) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought, and except that certain remedies, waivers, and other provisions of the Agreement may not be enforceable for other reasons, but, subject to the assumptions and qualifications set forth in this opinion letter, such unenforceability will not, in our opinion, render the Agreement invalid as a whole or substantially interfere with the practical realization of the principal legal benefits intended to be provided thereby, except to the extent of any procedural delay and the economic consequences that may result therefrom.

8.The Subordinated Notes, when duly executed by Company and delivered to Noteholders against full payment therefor in accordance with the terms of the Agreement, will constitute valid and binding obligations of Company, enforceable against Company in accordance

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with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer, or other laws now or hereafter in effect relating to or affecting creditors’ rights generally and (b) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought, and except that certain remedies, waivers, and other provisions of the Notes may not be enforceable for other reasons, but, subject to the assumptions and qualifications set forth in this opinion letter, such unenforceability will not, in our opinion, render the Subordinated Notes invalid as a whole or substantially interfere with the practical realization of the principal legal benefits intended to be provided thereby, except to the extent of any procedural delay and the economic consequences that may result therefrom.

9.Assuming (i) the accuracy of the representations and warranties of each Noteholder set forth in the Agreement and (ii) the offer, sale, and issuance of the Subordinated Notes in the manner contemplated by the Agreement, the Subordinated Notes will be issued in one or more transaction(s) exempt from the registration requirements of the Securities Act (it being understood that no opinion is being expressed as to any subsequent reoffer, resale, or transfer of the Subordinated Notes).

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